VIA EDGAR


Securities and Exchange Commission
Division of Investment Management
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.   20549


RE:      AAL Variable Annuity Account I (the "Registrant")
         1933 Act Registration No. 33-82054
         1940 Act File No. 811-8660
         CIK #0000927649
         Post-Effective Amendment No. 7 to Form N-4
         Filed in Accordance with Rules 485(b) and 497(j)

Ladies and Gentlemen:

This letter relates to the Registrant's filing, pursuant to Rule 485(b) under the Securities Act of 1933 (the "1933 Act"), of Post-Effective Amendment No. 7 under the 1933 Act and Amendment No. 8 under the Investment Company Act of 1940 (the "Amendment") to its Registration Statement on Form N-4 (the "Registration Statement"). I am Supervisory Attorney of AAL and in such capacity, I have examined the Amendment. This Amendment is being filed in the same format as the original N-4 Registration Statement for the AAL Variable Annuity Account II which was filed as a "template" filing with the Commission on February 5, 1999. In accordance with the template filing request sent to Lisa Reid Ragan on February 5, 1999, I represent and certify that it is my opinion that this filing is sufficiently similar to the template filing that the template filing fairly represented the overall disclosure contained in this Amendment. I also represent that the Registrant has incorporated SEC staff comments based on plain English guidelines made on the template filing into this Amendment. Lastly, I certify that this Amendment does not contain any other disclosures that would render it ineligible to become effective automatically on May 1, 1999 pursuant to Rule 485(b) under the 1933 Act.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this opinion, I do not thereby admit that I come with the category of persons whose consent is required under section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission.

Please direct any questions or comments regarding this filing to the undersigned at (920) 734-5721, extension 3528.

Sincerely,

/s/ Kathleen A. Brost

Kathleen A. Brost
Supervisory Attorney
Law & Compliance

April 21, 1999